Exhibit 10.29


                              SPECTRASCIENCE, INC.

                   MANAGEMENT CHANGE OF CONTROL INCENTIVE PLAN



1.       PURPOSES.

         (a) The purpose of the Plan is to provide a means by which selected Key Employees of the Company may be given an opportunity to participate in the proceeds of a Change of Control transaction.

         (c) The Company, by means of the Plan, seeks to retain the services of persons who are now Key Employees of the Company, to secure and retain the services of new Key Employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.       DEFINITIONS.

         (a) "ACQUISITION POOL" means an amount of cash and/or securities, determined pursuant to the Plan, equal to 15% of the Net Proceeds upon a Change of Control.

         (b) "BOARD" means the Board of Directors of the Company.

         (c) "CHANGE OF CONTROL" means any consolidation or merger of the Company with or into another corporation or entity (after which the pre-existing shareholders of the Company do not own a majority of the outstanding shares of the surviving entity), an acquisition or sale of substantially all of the assets of the Corporation or a sale of stock in a single transaction (or several related transactions) to one person (or a group acting together) who, as a result of such transaction, shall own more than 50% voting control of the Company, or any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

         (d) "CLOSING" means the closing of a transaction constituting a Change of Control.

         (e) "COMPANY" means SpectraScience, Inc., a Minnesota corporation.

         (f) "KEY EMPLOYEE" means any current or former employee or consultant of the Company who is designated by the Chief Executive Officer and approved by the Board from time to time, as provided in Section 3, as a Key Employee. The individuals currently designated as Key Employees are set forth on Exhibit A of the Plan; provided, however, that it is expected that 71/2% of the Net Proceeds shall be allocated to Scott Anderson, so long as he is the Chief Executive Officer.

         (g) "NET PROCEEDS" means the sum of any cash and the fair market value of any securities received by the Company or the Company's shareholders in connection with a Change of Control, reduced by (i) the selling and other expenses of the Company incurred by the Company in connection with such transaction, and (ii) by the liabilities of the Company, if any, retained by the Company following such transaction (not including any liabilities created as a result of the establishment of this Plan). Any contingent payments payable in connection with any Change of Control that are paid to shareholders, less any related expenses and liabilities as provided above, shall be included in the determination of Net Proceeds. The fair market value of any securities received by the Company or its shareholders in connection with a Change of Control shall be determined on the same basis on which such securities were valued in such Change of Control.

         (h) "PLAN" means this SpectraScience, Inc. Management Change of Control Incentive Plan.

         (i) "RESTATED ARTICLES" means the Amended and Restated Articles of Incorporation of SpectraScience, Inc.


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                                                                   Exhibit 10.29

3.       ADMINISTRATION.

         (a) The Plan shall be interpreted and administered by the Board, whose actions shall be final, binding and conclusive on all persons, including the Key Employees. The Board may, in its sole discretion, increase, decrease or eliminate a previously authorized percentage allocation to a Key Employee (other than Scott Anderson) upon a determination by the Board that such percentage is no longer reflective of the Key Employee's contributions to the Company. Any such increase of a percentage for a Key Employee shall decrease the other percentages of Key Employees and any such decrease or elimination of a percentage for a Key Employee by the Board shall increase the other percentages of Key Employees, in each case, on a pro rata basis unless otherwise designated by the Chief Executive Officer and approved by the Board. Any such increase, decrease or elimination, and new Key Employee added to the Plan and such Key Employee's allocation of the Acquisition Pool, shall be reflected in a revised Exhibit A of the Plan.

         (b) The Board, in its sole discretion, shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To approve from time to time which employees of the Company are designated by the Chief Executive Officer as Key Employees entitled to participate in the Plan. This authority shall also include the ability to approve the proposal by the Chief Executive Officer that one or more employees previously designated as Key Employees shall no longer be entitled to participate in the Plan.

                  (ii) To approve the percentage allocation of the cash or securities in the Acquisition Pool to each of the Key Employees proposed by the Chief Executive Officer.

         (c) The Board may delegate some or all of its powers and responsibilities under the Plan to a committee of the Board.

4.       ALLOCATION OF ACQUISITION POOL.

         (a) The allocation of the Acquisition Pool to individuals designated as Key Employees as of the date hereof shall be as set forth on Exhibit A, and subject to the terms of this Plan.

         (b) In the event that any of the Key Employees receives payments upon the Change of Control in connection with the shares of capital stock of the Company, including any stock options of the Company, held by such Key Employee, that portion of the Acquisition Pool that would have been payable to such Key Employee under this Plan shall be decreased by such amount and shall not be reallocated to the Acquisition Pool.

         (c) In the event that the Company's outside accounting firm determines that a distribution to a Key Employee under Section 5 would result in the imposition of a "parachute payment" excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"), the Chief Executive Officer may reallocate the Acquisition Pool among Key Employees in a manner that reduces or eliminates the amount of such excise tax.

         (d) Any percentage amounts that are unallocated at the time of a Change of Control shall be allocated immediately prior to such Change in Control in accordance with the recommendation of the Company's Chief Executive Officer and approval of the Board. If no such recommendation is provided and Board approval received, such unallocated percentage amounts shall be distributed on a pro-rata basis among the existing Key Employees at such time.

5.        DISTRIBUTIONS.

         (a) If the conditions for distributions set forth in the Plan are satisfied, each Key Employee shall be entitled to receive from the Net Proceeds to the Company, upon the Closing and simultaneously with payments to the Company's shareholders, a distribution equal to (i) such Key Employee's allocation of the Acquisition Pool times (ii) the aggregate dollar value of the Acquisition Pool, subject to the limitations set forth in Section 4 above. Such distributions shall be made in cash and/or securities, as determined by the Board, in its sole discretion. While generally each participant will receive his or her distributive share of the Acquisition Pool in the same form or forms of payment and in the same proportions paid by the purchaser(s) upon the Change of Control, the Board shall have the discretion to restructure the form and timing of payment of such distributions to accommodate the business objectives of the Company in the Change of Control, which may include, but not be limited to, (x) consideration of the tax consequences to the Company, its shareholders, and the Plan's participants, (y) financial accounting consequences for the Company or the acquirer, and (z) satisfaction of any applicable securities law requirements.


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                                                                   Exhibit 10.29

         (b) Any securities that are issued to the Key Employees pursuant to this Plan shall be subject to the same or similar restrictions as imposed by a purchaser on the securities of the Company's shareholders as set forth in the agreement pursuant to which the Change of Control occurs.

         (c) Subject to any adjustments made under Section 5(a) above, if any, payments to Key Employees under the Plan shall be made within 30 days of the Closing (provided that proceeds from the Change of Control event shall have been made available to the Company within such period, or otherwise immediately upon receipt of such proceeds from the Change of Control), except for payments to be made with respect to contingent payments payable in connection with a Change of Control, which shall be made as soon as administratively reasonable following the receipt by the Company or its shareholders of such payments.

6.       AMENDMENT OR TERMINATION OF THE PLAN.

         (a) Subject to Section 3(a), The Board at any time, and from time to time prior to the Closing, may amend or terminate the Plan, so long as such actions do not adversely affect any beneficiary of this Plan.

         (b) The Plan shall automatically terminate upon the earlier to occur of
(i) the Closing and completion of all payments under the terms of the Plan, or
(ii) the automatic conversion of all of the Company's outstanding preferred stock into common stock pursuant to Section 3.4(E)(a) of the Restated Articles of the Company or (iii) a qualified initial public offering.

7.       NO GUARANTEE OF FUTURE SERVICE.

         Selection of an individual to participate in the Plan shall not provide any guarantee or promise of continued service of the participant with the Company, and the Company retains the right to terminate the employment of any employee at any time, with or without cause, for any reason or no reason, except as may be restricted by law or contract.

8.       TAX WITHHOLDING.

         The Company shall withhold from any distributions under the Plan any amount required to satisfy the Company's income and employment tax withholding obligations under any applicable Federal and State laws.

9.       COMPANY OBLIGATIONS.

         The Plan shall constitute a liability of the Company that shall be satisfied prior to any distributions to shareholders of the Company and prior to or simultaneously with other payments to the Company's shareholders. Further, the Company shall not enter into nor shall it approve any transaction that results in a Change in Control without providing for the Net Proceeds thereof to be distributed in accordance with the terms of this Plan.

10.      CHOICE OF LAW.

         All questions concerning the construction, validation and interpretation of the Plan will be governed by the law of the State of Minnesota.

11.      SUCCESSORS; THIRD PARTY BENEFICIARIES.

         This Plan shall be binding upon any successor to the Company. The Company acknowledges that the Key Employees will rely on the provisions of this Plan and therefore agrees that the Key Employees shall be deemed to be third parties beneficiaries hereof.


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                                                                   Exhibit 10.29

12.      SEVERABILITY.

         If any provision of this Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes, tenor and effect of this Plan.

13.      HEADINGS.

         The headings in the Plan are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.




         The Plan is adopted by an authorized officer of the Company effective as of the 31st day of January, 2002.


                                        SPECTRASCIENCE, INC.



                                        By: /s/ SCOTT G. ANDERSON
                                            ------------------------------------
                                            Name:  Scott G. Anderson
                                            Title: President and CEO


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                                                                   Exhibit 10.29

                                    EXHIBIT A


          NAME OF KEY EMPLOYEE             PERCENT OF ACQUISITION POOL

Scott G. Anderson                                      50%
Chester E. Sievert, Jr.                                33%
Ruth M. Bryan                                           5%
Ronald R. Zimmermann                                    5%
Scott Wilson                                            5%
Robert A. Palme                                         2%


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